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Superior Energy Services Announces Record Fourth Quarter, Year 2000 Results

HARVEY, La.--Feb. 20, 2001--Superior Energy Services, Inc. (NASDAQ:SESI) today announced results for the fourth quarter ended December 31, 2000. For the period, revenues were a record $81.4 million resulting in record net income from operations of $8.5 million or $0.12 diluted earnings per share, as compared to revenue of $44.1 million and net income from operations of $1.8 million or $0.03 diluted earnings per share for the fourth quarter of 1999.

For the year ended December 31, 2000, the Company posted record revenues of $257.5 million and record net income from operations of $19.9 million or $0.30 diluted earnings per share, as compared to revenues of $113.1 million and a net loss from operations of $2.0 million or $0.11 diluted loss per share for the same period a year ago.

In the fourth quarter, the Company secured a new, $190 million credit facility that provides lower interest rates. Consequently, the Company took a non-cash charge of $1.6 million, or approximately $0.02 per share for the write-off of the unamortized amount of loan issuance costs related to the prior credit facility. As a result, after the extraordinary loss, the Company reported net income of $6.9 million or $0.10 diluted earnings per share for the fourth quarter of 2000 and $18.3 million or $0.28 diluted earnings per share for the year.

"We had an excellent quarter - and year - despite the seasonal slowdown typically associated with the fourth quarter," said Terry Hall, Chairman, President and CEO of Superior Energy Services. "During the quarter, we experienced improved demand and stronger pricing for many of our production-related services, including coiled tubing, electric line, mechanical wireline and liftboats. Higher demand has helped broaden our Gulf of Mexico customer base in many service areas, creating additional opportunities to market our full suite of services."

2000 in Review

"The year 2000 was one of recovery for the industry, and for Superior it was one of increasing exposure to the production side of the industry, or what we refer to as exposure to the well," Hall said. "We centralized the operations and management of our well intervention, marine and wireline services into our expanded Harvey, La., campus, and are developing a similar facility in Broussard, La. We believe centralized operations are integral to successfully bundling multiple well intervention services. Today, we have 47 facilities, employ more than 2,500 people and operate in more than five countries. Finally, in 2000 our safety statistics were outstanding, with a total recordable incident rate of just 1.52 in more than 6.3 million man hours worked."

2001 Outlook

"We are extremely encouraged by market activity heading into 2001," Hall said. "We believe the fundamentals are such that well permitting activity - permits filed for most well remediation work in the Gulf of Mexico - should increase and liftboat spot rates across most, if not all fleets should be at their highest levels in more than four years. The market outlook coupled with our ever-increasing exposure to the well should yield significant revenue and earnings growth in 2001."

The Company will host a conference call at 10:30 a.m. Central Time today. The call can be accessed from Superior's website at www.superiorenergy.com, or by telephone at 800/289-0495. The replay telephone number is 888/203-1112 and the passcode for the replay call is 659924.

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Three and Twelve Months Ended December 31, 2000 and 1999
(in thousands, except earnings per share amounts)
                            Three Months Ended   Twelve Months Ended
                                December 31,         December 31,
                           --------------------  --------------------
                             2000       1999       2000       1999
                           ---------  ---------  ---------  ---------
Revenues                   $  81,385  $  44,102  $ 257,502  $ 113,076
                           ---------  ---------  ---------  ---------
Costs and expenses:
  Cost of services            45,705     24,737    147,601     67,364
  Depreciation
    and amortization           6,281      4,399     22,255     12,625
  General
    and administrative        13,461      9,144     44,287     23,071
                           ---------  ---------  ---------  ---------
     Total costs
       and expenses           65,447     38,280    214,143    103,060
                           ---------  ---------  ---------  ---------
Income from operations        15,938      5,822     43,359     10,016
Other income (expense):
  Interest expense            (2,945)    (2,994)   (12,078)   (12,969)
  Interest income                503        168      1,898        308
                           ---------  ---------  ---------  ---------
Income (loss) before
  income taxes and
  extraordinary loss          13,496      2,996     33,179     (2,645)
Income taxes                   5,031      1,194     13,298       (611)
                           ---------  ---------  ---------  ---------
Income (loss) before
  extraordinary loss           8,465      1,802     19,881     (2,034)
Extraordinary loss, net
  of income tax benefit       (1,557)        --     (1,557)    (4,514)
                           ---------  ---------  ---------  ---------
Net income (loss)          $   6,908  $   1,802  $  18,324  $  (6,548)
                           =========  =========  =========  =========
Basic and Diluted earnings
 (loss) per share:
  Earnings (loss) before
    extraordinary loss     $    0.12  $    0.03  $    0.30  $   (0.11)
  Extraordinary loss           (0.02)        --      (0.02)     (0.14)
                           ---------  ---------  ---------  ---------
  Earnings (loss)
    per share              $    0.10  $    0.03  $    0.28  $   (0.25)
                           =========  =========  =========  =========
Weighted average common
  shares used in computing
  earnings (loss) per share:
    Basic                     67,787     59,598     64,991     31,131
                           =========  =========  =========  =========
    Diluted                   68,743     60,024     65,921     31,131
                           =========  =========  =========  =========

Condensed Consolidated Balance Sheets
December 31, 2000 and December 31, 1999
(in thousands)
                                                 12/31/00   12/31/99
                                                 ---------  ---------
ASSETS
Current assets                                    $ 88,770   $ 56,122
Property, plant and equipment - net                202,498    134,723
Goodwill - net                                     114,650     78,641
Notes receivable                                    19,213      8,898
Other assets - net                                   5,545      3,871
                                                 ---------  ---------
        Total assets                             $ 430,676  $ 282,255
                                                 =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                               $ 53,732   $ 30,917
Long-term debt, less current portion               146,393    117,459
Deferred income taxes                               24,304     12,392
Stockholders' equity                               206,247    121,487
                                                 ---------  ---------
        Total liabilities
          and stockholders' equity               $ 430,676  $ 282,255
                                                 =========  =========

Superior Energy Services, Inc.
Revenue and Gross Profit by Segment
(Unaudited)
($ in thousands)
Three Months Ended December 31, 2000
                                        Revenue  Gross Profit   GP %
                                        -------  ------------  -----
Well Service                            $18,876        $7,927  42.0%
Wireline                                  8,884         2,760  31.1%
Marine                                   11,269         5,759  51.1%
Rental Tools                             25,526        16,122  63.2%
Environmental                             4,246         1,347  31.7%
Field Management and Construction        11,688         1,260  10.8%
Other                                       896           505  56.4%
                                        -------  ------------
Total                                   $81,385       $35,680  43.8%
                                        =======  ============
Twelve Months Ended December 31, 2000
                                        Revenue  Gross Profit   GP %
                                        -------  ------------  -----
Well Service                            $56,515       $21,962  38.9%
Wireline                                 33,516        10,609  31.7%
Marine                                   34,390        15,461  45.0%
Rental Tools                             75,814        49,974  65.9%
Environmental                            16,738         5,982  35.7%
Field Management                         36,493         3,789  10.4%
Other                                     4,036         2,124  52.6%
                                        -------  ------------
Total                                  $257,502      $109,901  42.7%
                                        =======  ============

Contact:
     Superior Energy Services Inc., Harvey
     Terence Hall, Robert Taylor or Greg Rosenstein
     504/362-4321